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Exhibit 3.5

RESTATED BYLAWS
OF
STORAGE TECHNOLOGY CORPORATION
AS AMENDED NOVEMBER 12, 2002

ARTICLE I
OFFICES

        Section 1.    Business Offices.    The principal office of the corporation shall be located in Louisville, Colorado. The corporation may also have offices at such other places both within and without the State of Delaware or Colorado as the Board of Directors may from time to time determine or the business of the Corporation may require.

        Section 2.    Registered Office.    The registered office of the corporation shall be 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed from time to time by the Board of Directors.

ARTICLE II
STOCKHOLDERS

        Section 1.    Annual Meeting.    An annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting on the third Tuesday in May or such other date as may be designated by the Board of Directors at such time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

        Section 2.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, any two directors or stockholders possessing in the aggregate at least 10% of the outstanding shares of capital stock entitled to vote generally upon the election of directors, considered for such purpose as one class, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice.

        Section 3.    Place of Meeting.    Each meeting of the stockholders shall be held at such place or places either within or outside the State of Delaware or Colorado as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

        Section 4.    Fixing Date for Determination of Stockholders of Record.    For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be: (a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, the day on which the first written consent is expressed; and (c) for determining stockholders for any other purpose the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 5.    Notice of Meeting.    Except as otherwise provided by statute, written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 6.    Voting Lists.    The secretary of the corporation shall cause to be prepared, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock books shall be the only evidence of who are the stockholders entitled to examine the stock books, the list of stockholders or other books or records of the corporation, or to vote in person or by proxy at any meeting of stockholders.

        Section 7.    Quorum.    Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article II, until a quorum shall be present or represented.

        Section 8.    Voting of Shares.    Unless otherwise provided in the certificate of incorporation or a resolution of the Board of Directors fixing the designations, powers, preferences and other rights of any series of Preferred Stock and subject to the provisions of Section 4 of this Article, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him which has voting power upon the matter in question. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting for any purpose shall not be allowed.

        Section 9.    Voting of Shares by Certain Holders.    Persons holding voting stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose voting stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares entitled to vote stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

        Section 10.    Conduct of Meetings.    The chairman of the annual or any special meeting of the stockholders shall be the chairman of the Board of Directors (or any person designated by the Board of Directors), unless and until a different person is selected by a majority of the shares of stock entitled to vote, represented in person or by proxy present at a duly constituted meeting at which a quorum is present.

        Meeting of stockholders shall be conducted in accordance with the following rules:

          (a)  The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedures as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b)  If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned; provided, however, if a majority of the shares entitled to vote, represented in person or by proxy, present at a duly constituted meeting at which a quorum is present desire to continue such meeting, they may by, affirmative vote, elect a new chairman and continue such meeting.

          (c)  The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

          (d)  A resolution or motion shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

        Section 11.    Notice of Stockholder Business.    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including any shareholder proposals included therein pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, and be presented in the manner provided in Section 10 of this Article II. To be timely, a stockholders notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date on which notice of the prior years annual meeting was mailed to stockholders. A stockholders notice to the secretary shall set forth as to each such matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporations books, of the stockholder(s) proposing such business, or the name and address of the beneficial holder(s) or other party on whose behalf the proposal is made; (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder(s) or beneficial holder(s) or other party on whose behalf the proposal is made; and (d) any material interest of the stockholder(s) or beneficial holder(s) or other party on whose behalf the proposal is made in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Article II, Section 10 and this Section 11. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III
BOARD OF DIRECTORS

        Section 1.    General Powers.    The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation. Directors shall be removable in the manner provided in Section 2 of this Article III.

        Section 2.    Number, Tenure, Qualifications and Nomination.    The number of directors of the corporation shall be not fewer than three nor more than 15, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of the whole Board of Directors or by the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote generally upon the election of directors (considered for such purpose as one class). As used in these Bylaws, the term "whole board of Directors" shall mean the total number of directors that the corporation would have if there were no vacancies.

        Directors shall be elected to one-year terms, to succeed those whose terms expire. Each director shall hold office until his successor shall have been elected and qualified or until his death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

        Only persons who are nominated in accordance with the procedures set forth in this Section 2 of Article III shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholders' notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder.

        At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2 of Article III. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing, nothing contained herein shall limit the authority of stockholders to act by consent without following the foregoing procedures with respect to the election of directors without a meeting, without notice and without a vote.

        Section 3.    Vacancies.    Any director may resign at any time by giving written notice to the corporation. A director's resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy for any reason or any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the stockholders if there are no directors remaining, and a director so chosen shall hold office until the next election of the class for which such director has been chosen and until his successor is duly elected and qualified, unless soon displaced. No decrease in the number of directors shall shorten the term of any incumbent director.

        If the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by the affirmative vote of two such directors if there are only two directors if there are only two directors remaining of such class or classes or series, or by a sole remaining director so elected, or by the stockholders of such class or classes or series if there are no such directors remaining, and a director so chosen shall hold office until the next succeeding annual meeting of stockholders and until his successor is duly elected and qualified, unless sooner displaced.

        When one or more directors shall resign from the board, effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3 of Article III for the filling of other vacancies.

        Section 4.    Regular Meetings.    A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon as practicable thereafter at the time and place, either within or without Delaware or Colorado, determined by the Board of Directors, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The Board of Directors may provide by resolution the time and place, either within or outside Delaware or Colorado for the holding of additional regular meetings. Notices of any regular meetings of the Board of Directors need not be given.

        Section 5.    Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the chief executive officer, the president or any two voting members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Delaware or Colorado as the place for holding any special meeting of the Board of Directors called by him or them.

        Section 6.    Organization.    Meetings of the Board of Directors shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 7.    Notice.    Except as provided in Section 4 of this Article III, notice of each meeting of the Board of Directors stating the place, day and hour of the meeting shall be given to each director at least four days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least one day prior thereto by personal delivery of written notice or by telephonic or telegraphic notice. The method of notice need not be the same to each director. Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director or to any responsible employee of the director if delivered to his business; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director or to any responsible employee of the director at his place of business. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

        Section 8.    Quorum and Voting.    A quorum for the transaction of any business at a meeting of the Board of Directors shall consist of a majority of the number of directors fixed by Section 2 of this Article III, present in person, and, except as otherwise provided in the certificate of incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the Board of Directors.

        Section 9.    Committees.    The Board of Directors may, from time to time designate one or more committees as provided by law. Unless the Board of Directors otherwise provides, any committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 10.    Compensation.    The Board of Directors shall have the authority to fix the compensation of directors. No such payment of compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board of Directors may be allowed like compensation for attending committee meetings.

ARTICLE IV
OFFICERS AND AGENTS

        Section 1.    Enumeration.    The president together with the Board of Directors of the corporation shall have such authority to elect or appoint such officers as may be necessary to conduct the business of the corporation and to perform such undertakings, acts and deeds as may be required by law. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.

        Section 2.    Election and Term of Office.    The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. The Board of Directors may delegate to any officer the power to appoint, or remove subordinate officers, agents or employees. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

        Section 3.    Salaries.    The salaries of the officers shall be as fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

        Section 4.    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, or a duly authorized committee thereof, as provided in the contract, if any, with such officer or agent or whenever in the judgment of the Board of Directors or such committee the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

        Section 5.    Vacancies.    Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the corporation. An officer's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by the death, resignation, removal or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

        Section 6.    Authority and Duties of Officers.    The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and additional officers may be appointed to perform such other duties as may be additionally specified by the president, the Board of Directors or these Bylaws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law.

            (a)    President.    The president shall be the chief executive officer of the corporation unless such title is assigned to a Chairman of the Board. The president shall, subject to the direction of the Board of Directors, have general charge and supervision of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and of the Board of Directors. The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

            (b)    Vice Presidents.    The vice president, (or if there is more than one then each vice president) shall assist any chief officers and shall perform such duties as may be assigned to them by any chief officer or the Board of Directors. The vice president, (or if there is more than one, then the vice president designated by the Board of Directors, or if there be no such designation, then the vice presidents in order of their election), shall, at the request of the appropriate chief officer, or in his absence or inability or refusal to act, perform the duties of the president and chief operating officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon such chief officer.

            (c)    Secretary.    The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any Committee of the board; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

            (d)    Treasurer.    The treasurer shall: (i) have care and custody of all funds, securities, evidence of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; and (iii) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or the Board of Directors.

        Section 7.    Surety Bonds.    The Board of Directors may require any officer, employee or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE V
STOCK

        Section 1.    Issuance of Shares.    The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors or a duly authorized committee thereof, except as otherwise may be provided by statute.

        Section 2.    Certificates.    Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares owned by him in the corporation registered in certificate form. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board of Directors.

        Section 3.    Payment for Shares.    Except as otherwise required by the certificate of incorporation shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the Board of Directors or duly authorized committee thereof. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board of Directors or duly authorized committee thereof. Such consideration shall be paid in such form and in such manner as the Board of Directors or such committee shall determine. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration shall be conclusive. The capital stock issued by the corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the corporation in the form of cash, services rendered, personal property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in such form and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares pursuant to statute.

        Section 4.    Lost Certificates.    In case of the alleged loss, theft, destruction or mutilation of a certificate of stock the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety sufficient to indemnify the corporation against any claim that may be made against it or account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate.

        Section 5.    Transfer of Shares.    Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in the stock books.

        Section 6.    Registered Stockholders.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        Section 7.    Transfer Agents, Registrars and Paying Agents.    The Board of Directors may at its discretion appoint 1 or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware or Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI
MISCELLANEOUS

        Section 1.    Waivers of Notice.    Whenever notice is required to be given by law, by the certificate of incorporation or by these Bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

        Section 2.    Presumption of Assent.    A director of the corporation who is present at a meeting of the Board of Directors shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 3.    Voting of Securities by the Corporation.    Unless otherwise provided by resolution of the Board of Directors, on behalf of the corporation, the chief executive officer or any chief officer or officers designated by him shall attend in person or by substitute appointed by him or them, shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporations hold any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer or any corporate officer or officers designated by him, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board of Directors.

        Section 4.    Fiscal Year.    The fiscal year of the corporation shall be as established by the Board of Directors.

        Section 5.    Audits of Books and Accounts.    The corporation's books and accounts shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

        Section 6.    Emergency Bylaws.    The Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions therefor from time to time set forth in the General Corporation Law of the State of Delaware.

        Section 7.    Amendments.    These Bylaws, other than Article II, Sections 2, 4, 7 and 10; Article III, Sections 2, 5 and 7, Article V, Section 3; and Article VI, Section 7 may be amended or repealed and new Bylaws adopted by the affirmative vote of not less than a majority of the whole Board of Directors. These Bylaws may be amended or repealed and new Bylaws adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote generally upon the election of directors (considered for this purpose as one class).

ARTICLE VII
INDEMNIFICATION

        Section 1.    Right to Indemnification.

  (a)
  Each person (an "Indemnitee") who:

              (i)  was or is made a party or is threatened to be made a party or is otherwise involved (including as a witness or a deponent) in any threatened, pending or completed action, lawsuit, arbitration, appeal, investigation or other proceeding, whether civil, criminal, administrative, investigative or corporate (hereinafter a "Proceeding");

            (ii)  by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall, upon a determination pursuant to Section 4 of this Article VII, be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all Expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee or on such Indemnitee's behalf in connection therewith.

        In any Proceeding by or in the right of the corporation, upon a determination pursuant to Section 4 of this Article, the corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf and, to the extent permitted by law, amounts paid in settlement, in connection with each claim, issue or matter as to which the Indemnitee has reached a settlement.

          (b)  To the extent that a person who is or was a director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) (including any Proceeding by or in the right of the corporation), or in defense of any claim, issue or matter therein, such person shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all Expenses actually and reasonably incurred or suffered by such person or on such person's behalf in connection therewith. For purposes of this Section 1(b) and without limitation, the termination of any claim, issue or matter in a Proceeding in which such person is a defendant by dismissal, without or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Indemnification pursuant to this Section 1(b) shall not require a determination pursuant to Section 4 of this Article.

          (c)  In the case of an amendment to the Delaware General Corporation Law after the date of the adoption of this Article, such amendment shall apply to this Article only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto.

          (d)  Indemnification under this Article shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee, heirs, executors, administrators and assigns. The rights conferred in this Article shall be contract rights. No amendment of this Article shall adversely affect the rights of any Indemnitee insofar as such rights relate to facts or occurrences prior to the date of such amendment.

          (e)  The term "Expense" shall include all reasonable attorneys' and accountants' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise being involved with, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against the Indemnitee.

          (f)    Notwithstanding any provision of this Article, the corporation shall not be obligated under this Article to make any payment for indemnification of any Expense, liability or loss: (i) to the extent that the amount that for which Indemnitee seeks payment, or a portion thereof has actually been made to or on behalf of the Indemnitee under any insurance policy, contract, agreement or otherwise; (ii) incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the corporation or its directors, officers or employees, unless the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation or the corporation provides the indemnification, in its is sole discretion, pursuant to the powers vested in the corporation under applicable law; or (iii) based upon an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law.

        Section 2. Right to Payment of Expenses Prior to Final Disposition.    Without regard to whether the Indemnitee is entitled to indemnification under this Article, the Indemnitee shall have the right to be paid by the corporation within ten (10) days after receipt by the corporation of a written request thereof, the Expenses incurred in connection with any Proceeding for which such right to indemnification is applicable before its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, payment of Expenses by the corporation under this Section 2 shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so paid if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such Expenses under this Article. To obtain payment of Expenses prior to final disposition, an Indemnitee must further agree that in consideration of the payment of such amounts, the corporation may, at its sole discretion, select counsel for Indemnitee and/or assume the prosecution or defense or otherwise participate in such Proceeding. Payment of Expenses under this Section 2 shall be unsecured and interest-free and shall be made without regard to Indemnitee's ability to repay the Expenses. Such payment shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of payment of Expenses, including Expenses incurred preparing and forwarding statements to the corporation to support the payment claimed.

        Section 3. Request for Indemnification.    Upon final disposition of a Proceeding for which indemnification is sought pursuant to Section 1(a) hereof, the Indemnitee shall submit promptly to the Board a written request for indemnification averring that he or she has met the applicable standard of conduct for indemnification set forth in Delaware General Corporation Law. Any indemnification made pursuant to Section 1(a) hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct.

        Section 4.    Determination of Indemnification.

          (a)  If the Indemnitee is or was a director of the corporation, the determination of whether the corporation shall indemnify the Indemnitee shall be made as set forth in Section 4(b) hereof. Otherwise, such determination shall be made by the Board, provided that to the extent any Proceeding involving an officer also involves a director, the determination with respect to such officer shall be made by a majority vote of the Disinterested Directors (as defined below), even though less than a quorum of the Board. In either case, the determination shall be made within sixty (60) days after the Indemnitee has made the written request for indemnification. If it is determined that the Indemnitee is entitled to indemnification, payment shall be made within ten (10) days after such determination.

          (b)(i)If a Change in Control shall have occurred or the director is not a director at the time of the determination as to whether the director is entitled to indemnification under Section 1(a) of this Article, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the director;

            (ii)  In any other circumstance, the determination shall be made: (A) by a majority vote of the directors who are not and were not parties to the Proceeding that is the subject of the request for indemnification ("Disinterested Directors"), even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the director, or (D) if so directed by the Board, by the stockholders of the corporation; and

            (iii)  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected in the following manner:

              (x)  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board; and

              (y)  If a Change in Control shall have occurred, the Independent Counsel shall be selected by the director.

          (c)  Indemnitee shall cooperate with the party making such determination, including providing upon reasonable advance request any documentation or information reasonably necessary to making such determination which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the party making such determination shall be borne by the corporation (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the corporation indemnifies and agrees to hold the Indemnitee harmless therefrom.

          (d)  In the event of a Change in Control, the corporation shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee (the "Trust") and from time to time upon written request of the Indemnitee shall fund the Trust in an amount equal to all Expenses, judgments, fines and amounts paid in settlement reasonably anticipated at the time to be incurred in connection with any Proceeding or any claim, issue or matter therein. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the party required to make the determination that indemnification of the Indemnitee is proper pursuant to paragraph (b) of this Section 4 (the "Reviewing Party"). The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the trustee of the Trust shall advance, within ten (10) business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances in which the Indemnitee would be required to reimburse the corporation for any Expenses advanced under this Article), (iii) the Trust shall continue to be funded by the corporation in accordance with the funding obligation set forth above, (iv) the trustee of the Trust shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Article or otherwise and (v) all unexpended funds in that Trust shall revert to the corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has received amounts, if any, which fully satisfy the corporation's obligation to indemnify the Indemnitee under the terms of this Article. The trustee of the Trust shall be chosen by the Indemnitee. Nothing in this Section 4 shall relieve the corporation of any of its obligations under this Article.

          (e)  The term "Change in Control" means the occurrence of any of the following events: (i) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (x) the corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the corporation, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the corporation, or (z) any corporation owned, directly or indirectly, by the stockholders of the corporation in substantially the same proportions as their ownership of stock of the corporation, of the "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the corporation representing fifteen percent (15%) or more of the combined voting power represented by the corporation's then outstanding voting securities; (ii) a merger or consolidation of the corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity, including the parent corporation of such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the corporation or such surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (iii) the approval by the stockholders of the corporation of a plan of complete liquidation of the corporation, or the sale or disposition by the corporation of all or substantially all the corporation's assets; (iv) during any period of two (2) consecutive years after the adoption of this Article, individuals who at the beginning of such period constitute the Board cease for any reason to constitute less than a majority of the members of the Board; or (v) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the corporation is then subject to such reporting requirement.

          (f)    "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine an Indemnitee's rights under this Article.

        Section 5.    Right of Indemnitee to Bring Suit; Certain Presumptions.

          (a)  The Indemnitee may bring suit against the corporation to be indemnified if: (i) a request for indemnification or for payment of Expenses is denied by the corporation; (ii) a request for payment of Expenses prior to final disposition is approved but the corporation has not made payment within ten (10) days; (iii) no determination of entitlement to indemnification has been made within sixty (60) days of receipt of request by the corporation; or (iv) the corporation has approved a request for indemnification but the corporation has not made payment within ten (10) days.

          (b)  In the event that Indemnitee sues the corporation for indemnification or payment of Expenses and is successful in whole or in part, the Indemnitee shall be entitled to be paid by the corporation for the Expense of prosecuting such suit. If the corporation sues Indemnitee to recover Expenses paid prior to final disposition under this Article and Indemnitee is successful in defending such suit in whole or in part, Indemnitee shall be entitled to be paid the Expense of defending such suit.

          (c)  In any action brought to enforce indemnification (but not in a suit brought by Indemnitee to enforce payment of Expenses prior to final disposition), it shall be a defense against indemnification if it is determined by final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

          (d)  The submission of the written request for indemnification to the Board shall create a rebuttable presumption that the Indemnitee is entitled to indemnification pursuant to this Article VII, and the Board, Independent Counsel, or stockholders, as the case may be, shall within sixty (60) days after submission of the written request for indemnification specifically determine that the Indemnitee is so entitled, unless it or they possess sufficient evidence to rebut the presumption that the Indemnitee has met the applicable standard of conduct. If a determination shall have been made that the Indemnitee is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5 of this Article VII absent (i) a misstatement by the Indemnitee of a material fact, or any omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to a payment of Expenses hereunder, or by the corporation to recover a payment of Expenses prior to final disposition pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such payment of Expenses prior to final disposition, under this Article shall be on the corporation.

          (e)  In connection with determining whether an Indemnitee who is or was a director is entitled to indemnification:

              (i)  the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the director to indemnification or create a presumption that director did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the director had reasonable cause to believe that his conduct was unlawful;

            (ii)  the director shall be deemed to have acted in good faith if the director's action is based on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation; and

            (iii)  to the extent legally permissible, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the corporation shall not be imputed to the director.

        Section 6. Non-Exclusivity of Rights.    The rights to indemnification and to the payment of expenses prior to final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, by-law, agreement, vote of stockholders or Disinterested Directors or otherwise. In the event of any payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to entitle the corporation to bring suit to enforce such rights.

        Section 7. Insurance.    The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. To the extent that the corporation maintains an insurance policy or policies providing liability insurance for directors of the corporation, each director shall be covered by such policy or policies in such manner as to provide each director the same rights and benefits as are accorded to other directors.

        Section 8. Contractual Rights; Applicability.    The right to be indemnified or to the reimbursement or advance of Expenses pursuant to this Article VII (i) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may bring suit as if the provisions of this Article VII were set forth in a separate written contract between the corporation and the Indemnitee, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this Article VII, and (iii) shall continue to exist after the rescission or restrictive modification of this Article VII with respect to events occurring prior to such rescission or restrictive modification.

        Section 9. Requested Service.    Any Indemnitee serving, in any capacity, (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the corporation.

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  Exhibit 3.5